INVESTORS:                                                        MEDIA:
John Standley                                                     Karen Rugen
717-214-8857                                                      717-730-7766
Kevin Twomey
717-731-6540
or investor@riteaid.com

FOR IMMEDIATE RELEASE

                   RITE AID ANNOUNCES FIRST QUARTER RESULTS

          REPORTS FIRST QUARTER NET INCOME OF $.10 PER DILUTED SHARE COMPARED TO A LOSS OF $.08 PER DILUTED SHARE IN PRIOR YEAR

           ACHIEVES FIRST QUARTER ADJUSTED EBITDA OF $223.7 MILLION

                   Increases Fiscal 2005 Net Income Guidance

CAMP HILL, PA, June 24, 2004--Rite Aid Corporation (NYSE, PCX: RAD) today announced financial results for its first quarter, ended May 29, 2004.

Revenues for the 13-week first quarter were $4.2 billion versus revenues of $4.0 billion in the prior year first quarter. Revenues increased 4.9 percent.

Same store sales increased 5.3 percent during the first quarter as compared to the year-ago like period, consisting of a 5.4 percent pharmacy same store sales increase and a 5.2 percent increase in front-end same store sales. Prescription sales accounted for 64.6 percent of total sales, and third party prescription sales represented 93.7 percent of pharmacy sales.

Net income for the first quarter increased to $63.3 million or $.10 per diluted share compared to last year's first quarter net loss of $38.8 million or an $.08 loss per diluted share. The improvement was due primarily to a $48.6 million or 27.8 percent increase in adjusted EBITDA (which is reconciled to net income on the attached table), no charge related to debt modifications and retirements compared to a $33.4 million charge in the prior year quarter and a $4.6 million store closing and impairment credit which compared to a $6.4 million charge in the prior year quarter.

                                    -MORE-

Rite Aid FY05 Q1 Press Release - page 2


Adjusted EBITDA amounted to $223.7 million or 5.3 percent of revenues. This compares to $175.1 million or 4.3 percent of revenues for the like period last year.

"The first quarter was another great quarter for Rite Aid as once again we substantially improved our operating and financial performance. We reported the highest adjusted EBITDA in terms of dollars and as a percent of sales since we began to rebuild our company four years ago. Adjusted EBITDA increased 27.8 percent over the comparable period and contributed to another profitable quarter," said Mary Sammons, Rite Aid president and CEO. "Our team did an excellent job of leveraging sales increases, improving gross margin and containing costs."

In the first quarter, the company acquired one store, remodeled 48 stores, relocated three stores and closed nine stores. Stores in operation at the end of the quarter totaled 3,374.

Company Updates Guidance for Fiscal 2005
----------------------------------------

Based on current trends, Rite Aid said that it is revising its fiscal 2005 guidance for net income, sales and capital expenditures and confirming guidance for adjusted EBITDA. Net income for fiscal 2005 is expected to be between $121 million and $167 million as compared to previous guidance of net income between $112 million and $157 million. The company said it expects sales to be between $17.2 billion and $17.4 billion, with same stores sales improving 4.5 percent to 5.5 percent as compared to previous guidance of $17.4 billion and $17.6 billion, with same store sales improving 5.5 percent to 6.5 percent. Capital expenditures guidance is changed to $275 million to $325 million from $300 million to $350 million. Adjusted EBITDA guidance remains unchanged at between $800 million and $850 million.

Conference Call Broadcast
-------------------------

Rite Aid will hold an analyst call at 10:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. A playback of the call will be available on both sites starting at 2 p.m. Eastern Time today. A playback of the call will also be available by telephone for 48 hours beginning at 2 p.m. Eastern Time today until 2 p.m. Eastern Time on June 26. The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the seven-digit reservation number 8131317.

Rite Aid Corporation is one of the nation's leading drugstore chains with annual revenues of $16.6 billion and approximately 3,400 stores in 28 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through the company's website at www.riteaid.com.

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements,

                                   -MORE-

Rite Aid FY05 Q1 Press Release - page 3


our ability to improve the operating performance of our existing stores in accordance with our management's long term strategy, our ability to hire and retain pharmacists and other store personnel, the outcomes of pending lawsuits and governmental investigations, competitive pricing pressures, continued consolidation of the drugstore industry, the efforts of third-party payors to reduce prescription drug reimbursements, changes in state or federal legislation or regulations, the success of planned advertising and merchandising strategies, general economic conditions and inflation, interest rate movements, access to capital and our relationship with our suppliers. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

See the 8-K furnished to the Securities and Exchange Commission on June 24, 2004 for definition, purpose and reconciliation of non-GAAP financial measures referred to herein.

                                      ###

                                     RITE AID CORPORATION AND SUBSIDIARIES

                                          CONSOLIDATED BALANCE SHEETS
                                             (Dollars in thousands)
                                                  (unaudited)
                                                                                        May 29, 2004      February 28, 2004
                                                                                      ------------------  -------------------
                                       ASSETS
Current assets:
      Cash and cash equivalents                                                         $       500,151       $      334,755
      Accounts receivable, net                                                                  649,492              670,004
      Inventories, net                                                                        2,250,627            2,223,171
      Prepaid expenses and other current assets                                                 100,774              150,067
                                                                                      ------------------  -------------------
           Total current assets                                                               3,501,044            3,377,997
Property, plant and equipment, net                                                            1,862,584            1,883,808
Goodwill                                                                                        684,535              684,535
Other intangibles, net                                                                          177,058              176,672
Other assets                                                                                    134,929              123,667
                                                                                      ------------------  -------------------
           Total assets                                                                  $    6,360,150       $    6,246,679
                                                                                      ==================  ===================

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Current maturities of long-term debt and lease financing obligations              $       220,781       $       23,976
      Accounts payable                                                                          828,524              758,290
      Accrued salaries, wages and other current liabilities                                     700,297              701,484
                                                                                      ------------------  -------------------
           Total current liabilities:                                                         1,749,602            1,483,750
Convertible notes                                                                               246,375              246,000
Long-term debt, less current maturities                                                       3,250,799            3,451,352
Lease financing obligations, less current maturities                                            171,610              170,338
Other noncurrent liabilities                                                                    863,266              885,975
                                                                                      ------------------  -------------------
           Total liabilities                                                                  6,281,652            6,237,415

Commitments and contingencies                                                                         -                    -
Stockholders' equity:
      Preferred stock                                                                           426,159              417,803
      Common stock                                                                              517,297              516,496
      Additional paid-in capital                                                              3,130,021            3,133,277
      Accumulated deficit                                                                    (3,972,100)          (4,035,433)
      Accumulated other comprehensive loss                                                      (22,879)             (22,879)
                                                                                      ------------------  -------------------
           Total stockholders' equity                                                            78,498                9,264
                                                                                      ------------------  -------------------
           Total liabilities and stockholders' equity                                   $     6,360,150      $     6,246,679
                                                                                      ==================  ===================

                                         RITE AID CORPORATION AND SUBSIDIARIES

                                         CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Dollars in thousands, except per share amounts)
                                                    (unaudited)


                                                                                 Thirteen Weeks ended     Thirteen Weeks
                                                                                     May 29, 2004       ended May 31, 2003
                                                                                ---------------------  ---------------------
Revenues                                                                             $     4,244,357       $      4,046,168
Costs and expenses:
       Costs of goods sold, including occupancy costs                                      3,191,834              3,068,175
       Selling, general and administrative expenses                                          908,863                889,733
       Stock-based compensation expense                                                        3,982                  9,835
       Store closing and impairment (credits) charges                                         (4,587)                 6,366
       Interest expense                                                                       77,801                 78,958
       Loss on debt modifications and retirements, net                                             -                 33,427
       Gain on sale of assets and investments, net                                            (1,918)                (1,504)
                                                                                ---------------------  ---------------------
                                                                                           4,175,975              4,084,990
                                                                                ---------------------  ---------------------
Income (loss) before income taxes                                                             68,382                (38,822)
Income tax expense                                                                             5,049                      -
                                                                                ---------------------  ---------------------
       Net income (loss)                                                              $       63,333       $        (38,822)
                                                                                =====================  =====================

Basic and diluted income (loss) per share:

Numerator for income (loss) per share:
       Net income (loss)                                                              $       63,333       $        (38,822)
       Accretion of redeemable preferred stock                                                   (26)                   (26)
       Cumulative preferred stock dividends                                                   (8,356)                     -
                                                                                ---------------------  ---------------------
       Net income (loss) attributable to common stockholders - basic                          54,951                (38,848)

Interest on convertible debt                                                                   2,968                      -
                                                                                ---------------------  ---------------------
Net income (loss) attributable to common stockholders - diluted                      $        57,919       $        (38,848)
                                                                                =====================  =====================

Denominator:
       Basic weighted average shares                                                         516,837                515,198
       Outstanding options                                                                    18,792                      -
       Convertible debt                                                                       38,462                      -
                                                                                ---------------------  ---------------------
       Diluted weighted average shares                                                       574,091                515,198
                                                                                =====================  =====================

       Basic income (loss) per share                                                 $          0.11        $         (0.08)
       Diluted income (loss) per share                                               $          0.10        $         (0.08)

                                          RITE AID CORPORATION AND SUBSIDIARIES

                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (Dollars in thousands)
                                                       (unaudited)


                                                                 Thirteen Weeks Ended      Thirteen Weeks Ended
                                                                     May 29, 2004              May 31, 2003
                                                                -----------------------   -----------------------
 Operating activities:
 Net income (loss)                                                  $           63,333       $           (38,822)

 Adjustments to reconcile to net cash provided by operations:
      Depreciation and amortization                                             63,118                    65,575
      Store closings and impairment (credits) charges                           (4,587)                    6,366
      Stock-based compensation expense                                           3,982                     9,835
      Loss on debt modifications and retirements, net                                -                    33,427
      Gain on sale of assets and investments, net                               (1,918)                   (1,504)
      Changes in income tax receivables and payables                            41,279                         -
      Changes in operating assets and liabilities                               51,352                   (25,077)
                                                                -----------------------   -----------------------
             Net cash provided by operating activities                         216,559                    49,800
 Investing activities:
      Expenditures for property, plant and equipment                           (35,088)                 (128,760)
      Intangible assets acquired                                                (6,730)                   (4,895)
      Proceeds from dispositions                                                 3,483                     8,523
                                                                -----------------------   -----------------------
             Net cash used in investing activities                             (38,335)                 (125,132)
 Financing activities:
      Principal payments on long-term debt                                      (6,162)                 (185,464)
      Principal payments on bank credit facilities                                   -                (1,372,500)
      Proceeds from issuance of new bank credit facility                             -                 1,150,000
      Change in zero balance cash accounts                                      (8,586)                  (14,971)
      Proceeds from issuance of bonds                                                -                   502,950
      Deferred financing costs paid                                                  -                   (28,110)
      Proceeds from the issuance of stock                                        1,920                       848
                                                                -----------------------   -----------------------
             Net cash (used in) provided by financing activities               (12,828)                   52,753
                                                                -----------------------   -----------------------
 Increase (decrease) in cash and cash equivalents                              165,396                   (22,579)
 Cash and cash equivalents, beginning of period                                334,755                   365,321
                                                                -----------------------   -----------------------
 Cash and cash equivalents, end of period                          $           500,151        $          342,742

                                                                =======================   =======================

                                           RITE AID CORPORATION AND SUBSIDIARIES
                                                 SUPPLEMENTAL INFORMATION
                                   RECONCILIATION OF NET INCOME(LOSS) TO ADJUSTED EBITDA
                                                      (In thousands)


                                                                                        Thirteen weeks     Thirteen Weeks
                                                                                      ended May 29, 2004    ended May 31,
                                                                                                                2003
                                                                                      --------------------------------------
Reconciliation of net income (loss) to adjusted EBITDA:
           Net income (loss)                                                             $       63,333     $       (38,822)
           Adjustments:
               Interest expense                                                                  77,801              78,958
               Recurring income tax expense                                                       5,049                   -
               Depreciation and amortization                                                     63,118              65,575
               LIFO charges (a)                                                                  10,689              15,030
               Store closing and impairment (credits) charges                                    (4,587)              6,366
               Stock-based compensation expense                                                   3,982               9,835
               Gain on sale of assets and investments, net                                       (1,918)             (1,504)
               Loss on debt modifications and retirements, net (b)                                    -              33,427
               Litigation settlements, net (c)                                                      460                (750)
               Legal and accounting expenses (d)                                                  4,023               5,988
               Closed store liquidation expense (e)                                               1,686                 983
               Other                                                                                 72                  20
                                                                                      ------------------  ------------------
                         Adjusted EBITDA                                                 $      223,708     $       175,106
                                                                                      ==================  ==================
                         Percent of revenues                                                       5.27%               4.33%


           Notes:

               (a)       Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

               (b)       Represents loss related to debt modifications and retirements, net.

               (c)       Represents net impact of non-recurring litigation.

               (d)       Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices, to defend prior management, and for transaction consultation.

               (e)       Represents costs to liquidate inventory at stores that are in the process of closing.

                                       RITE AID CORPORATION AND SUBSIDIARIES
                                             SUPPLEMENTAL INFORMATION
                         RECONCILIATION OF NET INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE
                                                  (In thousands)


                                                                              Guidance Range
                                                                      -------------------------------
                                                                           Low             High
                                                                      --------------- ---------------
                                                                        Year Ending     Year Ending
                                                                       February 26,    February 26,
                                                                           2005            2005
                                                                      --------------- ---------------
Reconciliation of net income to adjusted EBITDA:

       Net income                                                       $    121,000    $    167,000
       Adjustments:
          Interest expense                                                   315,000         315,000
          Income tax expense, net                                             11,000          15,000
          Depreciation and amortization                                      250,000         250,000
          LIFO charge                                                         40,000          40,000
          Store closing, liquidation, and impairment charges                  40,000          40,000
          Stock-based compensation expense                                    18,000          18,000
          Legal and accounting expenses and litigation settlements, net        5,000           5,000
                                                                      --------------- ---------------
                     Adjusted EBITDA                                    $    800,000    $    850,000
                                                                      =============== ===============